EXHIBIT 4(F)

                      FORM OF CAPITAL SECURITY CERTIFICATE

     This Capital Security is a Global Capital Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "DEPOSITORY") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company ("DTC"), a New York corporation (55 Water Street, New York), to DPL Capital Trust II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER R-1                                 CUSIP NO.
                                                                 -----------
                                                       ISIN NO.
                                                                ------------


                FORM OF CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                              DPL CAPITAL TRUST II

                            8 1/8% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

     DPL Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Cede & Co. (the "HOLDER") is the registered owner of the number of Capital Securities of the Trust specified in Schedule I hereto representing an undivided beneficial interest in the assets of the Trust and designated the DPL Capital Trust II 8 1/8% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "CAPITAL SECURITIES"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of August 31, 2001, as the same may be amended from time to time (the "TRUST AGREEMENT"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by DPL Inc., an Ohio corporation, and The Bank of New York, as guarantee trustee, dated as of August 31, 2001 (the "GUARANTEE"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     By its acceptance of this certificate representing Capital Securities or a beneficial interest in such Capital Securities, the owner of, and any person that acquires a beneficial interest in, such Capital Securities, agrees to treat the Debentures described in the Trust Agreement as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in such indebtedness for tax purposes.


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


     In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate as of this ___ day of __________, 2002.


                                        DPL CAPITAL TRUST II


                                        By:
                                           ------------------------------------
                                           Name:
                                           Administrative Trustee


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


                                   SCHEDULE I

                                 GLOBAL SECURITY

     The initial number of Capital Securities evidenced by this Global Capital Security is 300,000.


                 CHANGES TO NUMBER OF CAPITAL SECURITIES EVIDENCED BY 144A GLOBAL SECURITY
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                              Number of Capital
                          Securities by which this
                        Global Capital Security is to
                           be Reduced or Increased,         Remaining Capital
                           and Reason for Reduction     Securities Represented by
          Date                   or Increase          this Global Capital Security    Notation Made by
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
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


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